UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard, Englewood, Colorado 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Liberty Global, Inc.’s previously announced exchange offer for any and all of its outstanding $935.0 million principal amount of 4½% Convertible Senior Notes due 2016 (CUSIP: 530555 AB7; ISIN: US530555AB77) (the Notes) expired at 5:00 p.m., New York City time, on Wednesday, June 15, 2011.  According to the exchange agent for the offer, $933.1 million principal amount or approximately 99.8% of the outstanding Notes were validly tendered for exchange and not withdrawn prior to the expiration of the offer.  The settlement and exchange of cash and shares of Liberty Global, Inc.’s Series A and Series C common stock for tendered Notes is expected to occur on Monday, June 20, 2011.  Notes accepted for exchange will be delivered to the trustee under the Indenture relating to the Notes and will be retired and cancelled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 16, 2011